EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 17th day of October, 1996, by and between PROXYMED, INC. ("Company") and Bruce Roberson, residing at 762 Edgewater Lane, Kennesaw, Georgia 30144 ("Employee"). Reference herein to the Company shall include any successors, if applicable.

      WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company desires to employ the Employee and the Employee is willing to accept employment by the Company.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1.    RECITALS. All of the above recitals are true and correct.

2. TERM. The term of this Agreement shall commence on the first business day following the end of Employee's employment with his present employer (the "Effective Date") and shall continue until the date prior to the third anniversary of such first business day (hereafter the "Term); provided however, if Employee has not commenced employment with the Company on or before November 11, 1996, this Agreement automatically will be void and unenforceable by the parties. This Agreement and the employment of Employee hereunder shall be automatically extended from year to year thereafter unless (x) terminated by the Company by delivery of not less than 90 days' written notice to Employee prior to the end of the Term or any extension thereof in which case the employment of Employee shall terminate on the date specified for termination in such notice, or (y) terminated by Employee by delivery of not less than 30 days' written notice to the Company in which case the employment of Employee shall terminate on the date which is 30 days following the date notice is received by the Company or such later date as the Company and Employee may agree to.

3.    PURPOSE; DUTIES; LOYALTY; AUTHORITY OF EMPLOYEE.

      a) PURPOSE. During the Term, the Employee will be employed as Executive Vice President-Sales and Marketing by the Company and shall render exclusive service to the Company as an employee upon all the terms, provisions and conditions hereinafter set forth.

      b) DUTIES. Employee is and shall be employed by the Company on a full-time exclusive basis. Employee shall perform the duties and have the authority and responsibilities customarily accompanying that position, namely, responsibility for sales and marketing of the entire current and future line of the Company's products (including sales and marketing related press releases, trade shows and all other sales and marketing initiatives), and building a sales and marketing organization.

      c) LOYALTY. During the Term, Employee shall devote the necessary time required for his employment position and shall give his best efforts to the business of the Company and to the performance of the duties and obligations of Employee described in this Agreement. Employee shall not, directly or indirectly, alone, or as a partner, officer, director or shareholder of any other institution, be engaged in any other commercial activities whatsoever, or continue or assume any other corporate affiliations without the prior written consent of the Company, except for (a) passive investments, and (b) minimal time utilized for business activities that do not compete with the business of the Company or its subsidiaries. No provision of this Agreement shall apply to NIH Research, a Company owned and operated by the wife of Employee.

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      d) AUTHORITY OF EMPLOYEE. Subject to the Articles and Bylaws of the
Company, Employee shall have the authority to accept orders binding upon the Company and otherwise enter into binding agreements on behalf of the Company appropriate to the Executive Vice President - Sales and Marketing position.

4.    COMPENSATION AND EXPENSES.

      a) SALARY. During the Term, in consideration for the services rendered by the Employee under this Agreement, the Company shall pay the Employee $180,000 on an annual basis (the "Base Salary") in accordance with the Company's customary payroll practices, and a $500 per month car allowance, subject to federal and state taxes, if any.

      b) BONUS. The employee may qualify to earn a Performance Bonus up to $100,000 each year of the Term of the Agreement. Employee shall receive $25,000 guaranteed on January 31, 1997, and $25,000 guaranteed on April 30, 1997. Employee may earn an additional $50,000 bonus for 1997 based upon Employee achieving reasonable performance goals to be negotiated and agreed upon in writing no later than January 15, 1997. Achievement of the performance goals and payment of the additional $50,000 or any prorata amount shall be certified by the Company's Chief Financial Officer and payable on February 15, 1998. Should Employee be involuntarily terminated, whether with or without cause, Employee shall be entitled to receive as of the Termination Date that prorated portion of his performance bonus, if any, that Employee had acheived on a partial year annualized basis for the year in which he was terminated. For subsequent fiscal years, the performance criteria shall be established upon mutual agreement of the parties to be negotiated in good faith, subject to review and approval of the Company's Compensation Committee or the Board of Directors.

      c) ADDITIONAL COMPENSATION. During the Term, as a further incentive and inducement to the Executive to accept employment by the Company and to devote his best efforts to the business and affairs of the Company, the Employee shall be entitled to such bonuses that may be awarded from time to time by the Board of Directors of the Company and to participate in any stock option or bonus plans which the Company may now have or in the future develop, at the appropriate level of participation as the three most senior executives of the Company.

      d) RELOCATION. The Company shall pay Employee all reasonable, necessary and actual costs for Employee's relocation, including actual moving expenses, travel expenses for Employee and Employee's spouse to look for housing, rental expenses in Florida until Employee's relocation, broker's commissions on the sale of Employee's house, closing costs, including attorneys fees and points and associated costs, as well as grossing up any such expenses taxable to Employee. However, Employee agrees that in no event shall Company be obligated to pay Employee for all relocation costs, including any gross up, more than $57,500. In addition, the Company shall reimburse Employee for commuting expenses from Atlanta to Florida until Employee's home sells. All such expenses shall be submitted to the Company for its approval.

      e) OPTIONS. Employee will receive a stock-option agreement for a five (5) year term to purchase up to 100,000 shares of the Company's common stock at its fair market value defined as mean of the high and low prices at which common stock is reported to have traded on the NASDAQ System at the close of business on the Effective Date of this Agreement. The options will vest over a three year period as follows: 25% upon Employee's execution of this Agreement; 37% upon the first anniversary of Employee's employment; and 38% on the second anniversary of Employee's employment. The options will be issued as non-qualified options under and in accordance with a new stock option plan. The Company agrees that such new stock option plan shall be effective and, if Company so elects, ratified by the Company's shareholders, no later than September 30, 1997. Company agrees to exercise its best efforts to effect a new stock option plan by December 31, 1996. If Company fails to meet these time

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tables or if shareholders refuse to ratify any proposed plan, then Employee may elect to terminate his employment and such termination shall be deemed to be a termination without cause in accordance with Section 6a) and 6c) of this Agreement, except that the balance of compensation payable pursuant to this Agreement shall be the amount payable under Section 6c)i) and the no-compete provisions of Section 7 shall apply. Regarding the new stock option plan, the Company agrees to recommend to the Compensation Committee that the Employee's stock options be for a ten (10) year term instead of five (5), and to recommend to the Compensation Committee and the Board of Directors to not require a six month holding period for equity securities granted or awarded to an insider, but would remain an optional form of exemption for acquisitions of securities from an insider in accordance with recent changes to the Securities and Exchange Commission Rule 16(b)(3), effective August 15, 1996.

      f) EXPENSES. During the Term of this Agreement, the Company shall promptly pay or reimburse the Employee for all reasonable business expenses actually incurred or paid by the Employee in the performance of his services hereunder in accordance with the policies and procedures of the Company for the reimbursement of business expenses, including without limitation reasonable expenses relating to travel, hotel and related costs associated with transportation to and from Employee's principal residence to Company's principal corporate office, provided that the Employee properly accounts therefor in accordance with the Company's policies for 6 months after the Effective Date of the Agreement.

      g) TAX WITHHOLDING. The Company shall have the right to deduct or withhold from the compensation due Employee hereunder any and all sums required for Federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

5.    BENEFITS.

      a) VACATION. Each year, Employee shall be entitled to such time out of the office and away from his duties for vacation and attendance at business meetings as the Company may deem reasonable and necessary; provided, however, Employee shall be entitled to a minimum of 3 weeks of vacation leave with pay during any calendar year. Vacation leave not taken during a calendar year does not accrue unless approved in writing by the Company. Employee shall not be entitled to receive any additional compensation from the Company on account of his failure to take a vacation.

      b) PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in whatever benefit plans, including health insurance that are extended to all employees of the Company, on the same terms that such benefits are so extended. Employee shall be entitled to family health insurance coverage beginning 90 days from the commencement of employment from the Company's insurance carrier (currently Humana HMO). If Employee elects the Humana PPO option, any additional premium will be payable by Employee. The Company agrees to reimburse Employee for actual expenses of COBRA coverage from Employee's prior employer for the first 90 days of employment, but not to exceed the cost of the Company's HMO coverage. The Company shall not be obligated to maintain any special or additional plans for Employee's benefit. Employee shall also be entitled to participate in benefit plans extended to the top three officers of the Company.

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6.    TERMINATION.

      a) TERMINATION WITHOUT CAUSE; DEATH; DISABILITY. The Company may, at its sole option, terminate this Agreement without any cause or reason. In addition, this Agreement will automatically terminate upon Employee's death or Disability (as defined herein). Upon termination for Disability, Employee shall be entitled to receive the amounts payable under Section 6 (c)(i) and (ii) (base salary for 9 months and prorated bonus) less any amounts received under any disability insurance policy or plan. For purposes of this Agreement, "Disability" is defined to mean the inability of Employee due to illness or physical or mental infirmity (as determined by a physician selected by Employee and acceptable to the Company) to perform his duties hereunder on a full-time basis for six consecutive months with reasonable accommodation by the Company.

      b) TERMINATION FOR CAUSE. The Company may terminate Employee's employment hereunder for "cause". For purposes of this Agreement, the term "cause" shall be limited to (i) a felony conviction, (ii) a final arbitration decision pursuant to Section 8 k) of this Agreement that Employee has committed an act of fraud or embezzlement against the Company or any of its subsidiaries, or (iii) the willful and continued failure by Employee to substantially perform his duties to the Company after receipt of written notice from the Company of any action or inaction by Employee which is deemed by the Company to constitute a failure to perform his duties hereunder and Employee has failed to correct the unsatisfactory performance within thirty (30) days of such notice; (iv) Employee's willful misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; (v) proven dishonesty affecting the Company; (vi) excessive use of alcohol or illegal drugs interfering with the performance of Employee's duties and the continuance after written warning;
(vii) any material breach by Employee of the covenants contained in Section 7 of this Agreement regarding confidentiality. For purposes of this Paragraph, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. If at any time the Company shall determine that Employee has engaged in one or more activities constituting "cause" for termination hereunder, the Company shall provide Employee with an opportunity to appear before the Board of Directors of the Company. If after this opportunity to be heard, the Board with the advice of counsel determines that there is cause for termination, the Company may terminate Employee's employment forthwith. In the event Employee is terminated with cause, Section 7a) and 7b) will be of no force or effect.

      c) PAYMENT UPON TERMINATION WITHOUT CAUSE. In the event of termination without cause, other than by reason of Employee's death or Disability, and then only on condition that Employee then executes a full and complete release of any and all claims against the Company in a form satisfactory to the Company, Employee (or his estate) shall be entitled to severance pay of (i) an amount equal to Employee's Base Salary on the date of termination for 9 months commencing on the date of termination payable in accordance with the Company's customary payroll practices, plus (ii) a pro rata portion of any bonus compensation which would have been paid to Employee under any bonus plan which is adopted by the Company's Compensation Committee or Board of Directors in such year if the Company had met the targeted goals to the date of termination, plus
(iii) the continuation of all benefit plans (including, without limitation, all insurance plans) for 9 months after termination, plus (iv) any remaining unvested options shall vest.

         If the Company defaults in the payment of any amounts owed hereunder to Employee following written notice by Employee and fails to cure such default within ten days from the date of such notice, Employee shall be entitled to accelerate the entire amount due hereunder. The Company shall have the opportunity to cure a monetary default one time after which time, if another default occurs, Employee shall be entitled to accelerate the entire amount due hereunder upon written notice by Employee without affording the Company an opportunity to cure. Upon termination of employment,

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Employee shall use his best efforts in good faith to find new employment appropriate (in his good faith judgment) to his experience and stature in the industry.

      d) RETURN OF COMPANY PROPERTY. Upon notice of termination by the Company or resignation by Employee, Employee shall immediately return to the Company all property of the Company in Employee's possession, including Confidential Information (as defined below). Employee acknowledges that the Company may withhold any compensation owed to Employee hereunder until all such property is returned.

7.    COVENANTS OF EMPLOYEE.

      a) Employee agrees that during the Term and for a period of time equal to two years following a termination of employment for any reason, he will not, directly or indirectly, engage, assist or participate in, whether as a director, officer, executive, agent, manager, consultant, partner, owner or independent contractor or other participant, in any Line of Business (as defined below) which is the same as the Company or any of its subsidiaries as of the Effective Date of this Agreement. Employee and Company agree that this clause is to protect the interests of the Company while at the same time allowing the Employee to pursue gainful employment with any other company Employee so chooses, so long as such Employee does not, within the time period herein, work in a line of business that directly competes with any Line of Business engaged in by the Company or any of its subsidiaries as of the Effective Date of this Agreement. Nothing contained herein shall prevent Employee from acquiring less than 1% of any class of securities of any company that has any of its securities listed on a national securities exchange or traded in the over-the-counter market provided Employee remains a passive investor.

      For the purposes of Section 7.a), Lines of Business shall be defined as those businesses which Company is engaged in as of the Effective Date of this Agreement as follows: (1) network services through ProxyNet(TM), the Company's healthcare information network which enables physicians, managed care organizations (MCO's) and pharmacies to transmit clinical pharmacy information and to access the Company's clinical information databases; (2) the following software products, including applications the Company is developing for nursing home facilities and prisons, through which the Company provides its customers with proprietary, on-line pharmacy management and drug utilization review capabilities and access to ProxyNet: (a) ProxyScript(TM) provides pharmacy management at the physician's office and automates the generation, processing and management of prescriptions; (b) ProxyView(TM) enables MCO's, including health maintenance organizations (HMO's) and physician practice management groups (PMM's), to review prescriptions on-line as they are transmitted by affiliated physicians; and (c) RxReceive(TM) permits pharmacies to receive prescriptions electronically and (3) clinical information services which offer prescriptions to various pharmacy related database, including the proprietary drug database utilized as a drug reference and for information on generic drug equivalents, a directory of all physicians and pharmacies participating in ProxyNet, clinical interaction databases and MCO "formularies" published by the Company. Through these products and services, physicians electronically (i) perform allergy, disease and drug interaction screening, (ii) search for alternative generic or less expensive drug choices, (iii) review prescriptions against applicable MCO formularies, and/or (iv) transmit prescriptions electronically to pharmacies.

      b) Employee agrees that during the Term and for a period of two years after the termination of this Agreement for any reason, he will not induce or solicit any person employed or hereafter employed by the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries. Further, Employee agrees that for a period of two years after the termination of this Agreement for any reason, he will not solicit, divert away, take away, or attempt to take away any customer of the Company who was a customer while Employee was with the Company. Regarding the latter sentence, Company and Employee agree that Employee may contact and do business with those

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customers, however during the relevant time period, he may not solicit or sell them any product or service in the Lines of Business that were the same as then being offered by the Company or any of its subsidiaries as of the Effective Date of this Agreement.

      c) Employee agrees and acknowledges that the Confidential Information of the Company and its subsidiaries (as hereinafter defined) is valuable, special and unique to their business, that such business depends on such Confidential Information, and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Based on the foregoing, Employee agrees to undertake the following obligations with respect to such Confidential Information.

         i) Employee agrees to keep any and all Confidential Information in trust for the use and benefit of the Company.

         ii) Employee agrees that, except as required by Employee's duties or authorized in writing by the Company and its subsidiaries or required by applicable law, he will not at any time during and for a period of 10 years after the termination of his employment with the Company and its subsidiaries, disclose, directly or indirectly, any Confidential Information of the Company or any of its subsidiaries.

         iii) Employee agrees to take all reasonable steps necessary, or reasonably requested by the Company or its subsidiaries, to ensure that all Confidential Information of the Company is kept confidential for the use and benefit of the Company and its subsidiaries; and

         iv) Employee agrees that, upon termination of his employment by the Company or any of its subsidiaries or at any other time the Company may in writing so request, he will promptly deliver to the Company all materials constituting Confidential Information (including all copies thereof) that are in the possession of or under the control of Employee. Employee further agrees that, if requested by the Company to return any Confidential Information pursuant to this Subsection (iv), he will not make or retain any copy or extract from such materials.

         For the purposes of this Section 7 (c), Confidential Information means any and all information developed by or for the Company or any of its subsidiaries of which Employee gained knowledge by reason of his employment by the Company or any of its subsidiaries prior to the date hereof or his employment under this Agreement that is not generally known in any industry in which the Company or its subsidiaries is or may become engaged. Confidential Information includes, but is not limited to, any and all information developed by or for the Company concerning plans, marketing and sales methods, materials, processes, business forms, procedures, devices used by the Company, its subsidiaries, suppliers and customers with which the Company had dealt with prior to Employee's termination of employment with the Company and its subsidiaries, plans for development of new products, services and expansion into new areas or markets, internal operations, and any trade secrets, proprietary information of any type owned by the Company and its subsidiaries, together with all written, graphic and other materials relating to all or any part of the same. The Company will receive all materials, including, software programs, source code, object code, specifications, documents, abstracts, and summaries developed in connection with Employee's employment. Employee acknowledges that the programs and documentation developed under by or in connection with Employee's employment with the Company shall be the exclusive property of the Company, and that the Company shall retain all right, title and interest in such materials, including without limitation patent and copyright interests. Nothing herein shall be construed as a license from the Company to make, use, sell or copy any inventions, ideas, trade secrets, trademarks, copyrightable works, or other intellectual property of the Company during the term of this Agreement or subsequent to its termination.

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      d) INJUNCTIVE RELIEF.

         i) Employee acknowledges and agrees that the covenants and obligations contained in this Section 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of this Section will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Employee from committing any violation of the covenants and obligations set forth in this Section 7.

         ii) The Company's rights and remedies under this Section are cumulative and are in addition to any other rights and remedies the Company may have pursuant to the specific provisions of this Agreement and at law or in equity. In connection with the foregoing provisions of this Section, the Employee represents that his other economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to Employee.

8.    MISCELLANEOUS.

      a) ATTORNEY'S FEES. In the event a proceeding is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, each party shall pay its own fees and expenses.

      b) SUCCESSORS AND ASSIGNS. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable by the Employee without the written consent of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and the Employee and the Employee's heirs and legal representatives, and the Company's successors and assigns.

      c) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Florida, without regard to the application of principles of conflict of laws.

      d) NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement addressed to the Company at its then principal office, as notified to Employee, or to the Employee at his address specified on page 1 of this Agreement, or to either party hereto at such other address or addresses as he or it may from time to time specify for such purposes in a notice similarly given. All notices and communications shall be deemed to have been received on the date of delivery.

      e) MODIFICATION; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a duly authorized officer of the Company and is agreed to in a writing signed by the Employee and such officer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      f) COMPLETE UNDERSTANDING. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

      g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

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      h) VALIDITY. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      i) SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceabilty of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and if any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

      j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      k) ARBITRATION. Except for disputes relating to Section 7 of this Agreement, any and all disputes or controversies that shall arise under or in connection with this Agreement or in any other way related to Employee's employment by the Company, including termination of employment, shall be submitted to a panel of three arbitrators under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The parties hereby acknowledge that the Federal Arbitration Act takes precedence over any state arbitration statutes, rules and regulations. Each of the arbitrators shall be qualified and experienced in employment related matters with at least one arbitrator being a licensed attorney. The arbitrators must base their determination solely on the terms and conditions of this Agreement and the law in the State of Florida. The arbitrators shall have the authority to award any remedies that a court may order or grant, except that they will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Arbitration shall be held either in Broward County or Dade County, Florida, and the parties hereby agree to accept service of process at the address above written and in the personal jurisdiction and venue as set out herein. Both parties expressly covenant and agree to be bound by the decision of the arbitrators as the final determination of the matter in dispute. Judgment upon the award rendered by the arbitrators may be entered into any court having jurisdiction thereof. Any fees or costs of such arbitration shall be share equally by the parties.

      l) INDEMNIFICATION. In accordance with the Company's Articles and Bylaws, the Company agrees to defend, indemnify and hold harmless the Employee ("Indemnified Party") for acts in his capacity as Employee to the fullest extent permitted by Florida corporate law at the present time (or as such right of indemnity may be increased in the future) including in particular and without limitation with respect to the execution and delivery of this Agreement or Employee's accepting employment with the Company. The Company agrees to reimburse the Indemnified Party in advance for any costs of defending any action or investigation (including reasonable attorneys' fees and expenses) regarding Employee's performance of his duties under this Agreement, subject to an undertaking from the Indemnified Party to repay the Company if the Indemnified Party is determined not to be entitled to such indemnity by a court of competent jurisdiction; provided that, the Company shall first have the opportunity to defend Employee so long as counsel hired by the Company does not have a conflict with representation of both the Company and the Employee and Employee approves of such counsel. Notwithstanding the foregoing, the Company shall not be required to advance expenses for the defense of Employee for any causes of action that relate to activities of Employee that the Company in good faith determines are outside of the scope of the duties required of Employee under this Agreement and not related to the execution and delivery of this Agreement or Employee's accepting employment with the Company, including without limitation, for causes of action such as sexual harassment, torts, etc.

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      m) Sections 2x) and y); 6a) and c); 7 and 8 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    COMPANY:

                                    PROXYMED, INC., a
                                    Florida corporation


                                    By: ______________________________
                                        Harold Blue, Chairman and
                                        C.E.O.


                                    EMPLOYEE:


                                    ______________________________
                                    Bruce Roberson